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                                                               EXHIBIT (A)(3)(C)

                               COMMISSION SCHEDULE

First Year                                Two schedules will be available.
Commission                                Schedule II will be available to
                                          qualifying producers only:

                                          Schedule I:

                                          10% of premiums paid up to the Target
                                          Premium in each of policy years 1-5.

                                          Schedule II:

                                          12.25% of premiums paid up to the
                                          Target Premium in policy year 1. 9.25%
                                          of premiums paid up to the Target
                                          Premium in each of policy years 2 - 5.

Renewal                                   2.5% of premiums paid in excess of the
Commission                                Target Premium in policy years 1 - 5.

                                          2.5% of all premiums paid in policy
                                          years 6 and later.

Per Policy                                $100 per policy, paid at the beginning
Service Fee                               of each policy year.


Asset Builder                             A percentage of the non-loaned policy
Compensation                              value at the beginning of the year.
                                          This percentage varies by policy year
                                          as follows:

                                          Policy Year             Percentage

                                              1-5                    0.00%
                                             6-10                    0.10%
                                              11+                    0.20%

Commission on                             First year commission at the rate
Increases                                 shown above is paid on premium
                                          allocated to the increase up to the
                                          Target Premium for the increase.